                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[  ] Confidential, for the Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))


                          Ambac Financial Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)   Total fee paid:


--------------------------------------------------------------------------------

[  ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

--------------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3)   Filing Party:

--------------------------------------------------------------------------------

(4)   Date Filed:

                              AMBAC FINANCIAL GROUP, INC.

[LOGO] AMBAC

                              NOTICE OF

                              1998 ANNUAL MEETING

                              OF STOCKHOLDERS

                              AND

                              PROXY STATEMENT



                              WEDNESDAY, MAY 13, 1998

                              11:30 A.M. (LOCAL TIME)

                              AMBAC FINANCIAL GROUP, INC.
                              ONE STATE STREET PLAZA
                              NEW YORK, NEW YORK 10004

                                                     AMBAC FINANCIAL GROUP, INC.
                                                     One State Street Plaza
                                                     New York, NY  10004
                                                     212.668.0340

                                                     PHILLIP B. LASSITER
                                                     Chairman, President
                                                     and Chief Executive
                                                     Officer



                    March 30, 1998
[LOGO] AMBAC
                    Dear Stockholder:

                    It is my pleasure to invite you to Ambac's 1998 Annual Meeting of Stockholders.

                    We will hold the meeting on Wednesday, May 13, 1998, at 11:30 a.m. at our executive offices in New York City. In addition to the formal items of business, I will review the major developments of 1997 and answer your questions.

                    This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Ambac.

                    Your vote is important. Whether you plan to attend the meeting or not, please complete, sign and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

                    We look forward to seeing you at the meeting.


                    Sincerely,

                                                     AMBAC FINANCIAL GROUP, INC.
                                                     One State Street Plaza
                                                     New York, NY 10004
                                                     212.668.0340



                    NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS


                    March 30, 1998
[LOGO] AMBAC
                    Dear Stockholders:

                    We will hold the 1998 Annual Meeting of Stockholders on Wednesday, May 13, 1998 at 11:30 a.m. (local time) at our executive offices at One State Street Plaza in New York City. At our Annual Meeting we will ask you to:

                        . Elect six directors

                        . Amend our Certificate of Incorporation to increase the
                          number of authorized shares of common stock from 100 million to 200 million

                        . Ratify the selection of KPMG Peat Marwick LLP as
                          independent auditors for 1998

                        . Consider any other business that is properly presented
                          at the Annual Meeting.

                    You may vote at the Annual Meeting if you were an Ambac stockholder at the close of business on March 23, 1998, our record date.

                    Along with the attached Proxy Statement, we are also enclosing the Ambac 1997 Annual Report, which includes our financial statements.

                    I am sending you this Notice by order of our Board of Directors.




                    Richard B. Gross
                    Senior Vice President, General Counsel
                    and Secretary

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

 Why Did You Send Me this Proxy Statement?................................
 How Many Votes Do I Have?................................................
 How Do I Vote by Proxy?..................................................
 May I Revoke My Proxy?...................................................
 How Do I Vote in Person?.................................................
 How Do Employees in the Ambac Stock Fund Vote by Proxy?..................
 What Vote Is Required to Approve Each Proposal?..........................
 Is Voting Confidential?..................................................
 What Are the Costs of Soliciting these Proxies?..........................
 How Do I Obtain an Annual Report on Form 10-K?...........................
 Who Should I Call If I Have Any Questions?...............................

INFORMATION ABOUT AMBAC COMMON STOCK OWNERSHIP

 Which Stockholders Own at Least 5% of Ambac?.............................
 How Much Stock Is Owned by Directors and Executive Officers?.............
 Did Directors, Executive Officers and Greater-Than-10% Stockholders
   Comply with Section 16(a) Beneficial Ownership Reporting in 1997?......

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

 The Board of Directors...................................................
 The Committees of the Board..............................................
 How We Compensate Directors..............................................
 The Executive Officers...................................................
 How We Compensate Executive Officers.....................................
   . Summary Compensation Table...........................................
   . Option Grants in 1997................................................
   . Aggregated Option Exercises in 1997 and Option Values as of Year-End
     1997.................................................................
   . The Pension Plan.....................................................
   . Employment Agreement with Chief Executive Officer....................
   . Management Retention Agreements with Executive Officers..............
   . Arrangements with Named Executive Officer............................
 Report on Executive Compensation for 1997 by the Compensation
   and Organization Committee.............................................
 Performance Graph........................................................


DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

 Proposal 1:  Elect Six Directors.........................................
 Proposal 2:  Approve Amendment to the Charter to Increase the Number of..
          Authorized Shares of Common Stock from 100 to 200 million
 Proposal 3:  Ratify Selection of Independent Auditors for 1998...........


INFORMATION ABOUT STOCKHOLDER PROPOSALS

              PROXY STATEMENT FOR THE AMBAC FINANCIAL GROUP, INC.
                      1998 ANNUAL MEETING OF STOCKHOLDERS



                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING



WHY DID YOU SEND ME THIS PROXY STATEMENT?


       We sent you this Proxy Statement and the enclosed proxy card because Ambac's Board of Directors is soliciting your proxy to vote at the 1998 Annual Meeting of Stockholders.

       This Proxy Statement summarizes the information you need to know to vote intelligently at the Annual Meeting. You do not need to attend the Annual Meeting, however, to vote your shares. You may simply complete, sign and return the enclosed proxy card.

       We will begin sending this Proxy Statement out on March 30, 1998 to all stockholders entitled to vote. If you owned Ambac common stock at the close of business on March 23, 1998, our record date, you are entitled to vote. On the record date, there were ________________ shares of Ambac common stock outstanding. Ambac common stock is our only class of voting stock.



HOW MANY VOTES DO I HAVE?


       You have one vote for each share of Ambac common stock that you owned on the record date. The proxy card will indicate the number.



HOW DO I VOTE BY PROXY?


       If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

 .    "FOR" THE ELECTION OF ALL SIX NOMINEES FOR DIRECTOR,

 .    "FOR" THE AMENDMENT TO THE CHARTER, AND

 .    "FOR" RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS FOR 1998.

       If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time we began printing this Proxy Statement, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.


--------------------------------------------------------------------------------
       WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND TO RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. RETURNING THE PROXY CARD WILL NOT AFFECT YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE.
--------------------------------------------------------------------------------


MAY I REVOKE MY PROXY?


       Yes. You may change your mind after you send in your proxy card by following these procedures. To revoke your proxy:

 .      Send in another signed proxy with a later date;

 .      Send a letter revoking your proxy to Ambac's Secretary at the address indicated on page ____ under "Information about Stockholder Proposals";
       or

 .      Attend the Annual Meeting and vote in person.



HOW DO I VOTE IN PERSON?


       If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee. The account statement or letter must show that you were the direct or indirect (beneficial) owner of the shares on March 23, 1998, the record date for voting.

HOW DO EMPLOYEES IN THE AMBAC STOCK FUND VOTE BY PROXY?


       If you are an employee who participates in our Savings Incentive Plan, the Plan Trustee will send you a voting instruction card. This card will indicate the number of shares of Ambac common stock credited to your account under the Plan as of March 23, 1998.

 .      If you sign and return the card on time, the Plan Trustee will vote the shares as you have directed.

 .      If you do not sign and return the card on time, the Plan Trustee will vote the shares the same way it votes the majority of the shares for which it receives directions from employees.



WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?


     PROPOSAL 1:    The six nominees for director who receive the most votes
     ELECT SIX      will be elected. So, if you do not vote for a nominee, or
     DIRECTORS      you indicate "withhold authority to vote" for a nominee on your proxy card, your vote will not count either "for" or "against" the nominee.


     PROPOSAL 2:    The affirmative vote of a majority of the outstanding shares
     APPROVE        of common stock is required to approve the amendment to
     AMENDMENT      our Charter. So, if you do not vote, or you "abstain" from
     TO THE CHARTER voting, it has the same effect as if you voted against the AMENDMENT.


     PROPOSAL 3:    The affirmative vote of a majority of the votes cast at the
     RATIFY         Annual Meeting is required to ratify the selection of
     SELECTION      independent auditors. So, if you "abstain" from voting, it
     OF AUDITORS    has the same effect as if you voted against this proposal.


     THE EFFECT OF  Under the rules of the New York Stock Exchange, if your
     BROKER NON-    broker holds your shares in its "street" name, the
     VOTES          broker may vote your shares on both Proposal 1 and Proposal
                    3 even if it does not receive instructions from you. Your broker may not vote on Proposal 2 unless it receives instructions from you.

                          What would be the effect of a broker non-vote on any of the three proposals a broker non-vote would have no effect on the outcome of Proposal 1, because only a plurality of votes cast is required to elect a director. A broker non-vote for Proposal 2 would have the same effect as a vote against the proposal. A broker non-vote would have no effect on the outcome of Proposal 3.

IS VOTING CONFIDENTIAL?


       We keep all the proxies, ballots and voting tabulations private as a matter of practice. We only let our Inspectors of Election (Citibank, N.A.) and certain employees of our independent tabulating agent (Kissel-Blake Inc.) examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will forward to management, however, any written comments that you make on the proxy card or elsewhere.



WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?


       Ambac will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Kissel-Blake Inc. is helping us solicit proxies for a fee of $8,500 plus out -of-pocket expenses.



HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?


       IF YOU WOULD LIKE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, THAT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WE WILL SEND YOU ONE WITHOUT CHARGE. PLEASE WRITE TO:

       INVESTOR RELATIONS
       AMBAC FINANCIAL GROUP, INC.
       ONE STATE STREET PLAZA
       NEW YORK, NEW YORK 10004
       ATTENTION: BRIAN MOORE, MANAGING DIRECTOR AND DIRECTOR OF INVESTOR
                  RELATIONS

     OR CONTACT MR. MOORE AT (212) 208-3333 OR AT BMOORE@AMBAC.COM



WHO SHOULD I CALL IF I HAVE ANY QUESTIONS?


       If you have any questions about the Annual Meeting or voting, please call RICHARD GROSS, OUR SECRETARY, AT (212) 208-3354.

       If you have any questions about your ownership of Ambac common stock, please call BRIAN MOORE, OUR DIRECTOR OF INVESTOR RELATIONS, AT (212) 208-3333.

                 INFORMATION ABOUT AMBAC COMMON STOCK OWNERSHIP



WHICH STOCKHOLDERS OWN AT LEAST 5% OF AMBAC?


       The following table shows all persons we know to be direct or indirect owners ("beneficial owners") of at least 5% of Ambac common stock as of December 31, 1997. Our information is based on reports filed with the Securities and Exchange Commission by each of the firms listed in the table below. If you wish, you may obtain these reports from the SEC.


                                           NUMBER OF
                                          SHARES OWNED  PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY     CLASS
----------------------------------------  ------------  -----------

PIONEERING MANAGEMENT CORPORATION            7,000,200        9.98%
 60 State Street
 Boston, Massachusetts 02109

J.P. MORGAN & CO. INCORPORATED               6,507,920        9.20%
 60 Wall Street
 New York, New York 10004

SANFORD C. BERNSTEIN & CO., INC.             6,254,289        8.90%
 767 Fifth Avenue
 New York, New York 10153

FMR CORP.                                    5,137,100        7.33%
 82 Devonshire Street
 Boston, MA  02109

HARRIS ASSOCIATES L.P.                       4,763,200        6.80%
HARRIS ASSOCIATES INC., GENERAL PARTNER
 Two North LaSalle Street, Suite 500
 Chicago, Illinois 60602

HOW MUCH STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?


       The following table shows the Ambac common stock owned directly or indirectly ("beneficially owned") by Ambac's directors and executive officers as of March 15, 1998. Except for Mr. Lassiter, no director or executive officer beneficially owns 1% or more of the shares of Ambac common stock. We have adjusted all shares, options, restricted stock units ("RSUS") and phantom stock units ("PSUS") adjusted to reflect Ambac's two-for-one stock split in September 1997. All directors and executive officers as a group beneficially own ____% of the shares of Ambac common stock.

                                   SHARES BENEFICIALLY                                                   TOTAL BENEFICIAL HOLDINGS
 NAME OF BENEFICIAL OWNER             OWNED(1)(2)(3)           PERCENT OF CLASS    RSUS(4)    PSUS(5)    (INCLUDING RSUS AND PSUS)
------------------------------------------------------------------------------------------------------------------------------------

OUTSIDE DIRECTORS
-----------------
Michael A. Callen                                      13,658               ---    3,000      5,329                           21,987
Renso L. Caporali                                       7,094               ---      ---      1,976                            9,070
Richard Dulude                                          7,486               ---    3,000      3,850                           14,336
W. Grant Gregory                                        8,058               ---    3,000      5,156                           16,214
C. Roderick O'Neil                                     18,058               ---    3,000      1,024                           22,082

EXECUTIVE OFFICERS
------------------
Phillip B. Lassiter                                   895,058               ---%     ---        ---                          895,058
David L. Boyle                                         10,000               ---      ---        ---                           10,000
Robert J. Genader                                     319,942               ---      ---        ---                          319,942
Frank J. Bivona                                       201,780               ---      ---        ---                          201,780
Joseph V. Salzano                                     141,823               ---      ---        ---                          141,823
Richard B. Gross                                      126,779               ---      ---        ---                          126,779
All executive officers and                          1,740,096               ---%  12,000     16,530                        1,779,071
 directors as a group (11
 persons)
------------------------------------------------------------------------------------------------------------------------------------

     (1) To our knowledge, except for Messrs. Lassiter, Genader and Gross who share voting and investment power with their spouses, each of the directors and executive officers has sole voting and investment power over his shares.

     (2) The number of shares shown for Dr. Caporali includes 3,000 restricted shares, which were granted at the 1995 Annual Meeting under Ambac's 1991 Non-Employee Directors Stock Plan and will vest on May 17, 2000.

     (3) The number of shares shown above for each director and executive officer includes shares that may be acquired upon exercise of stock options that were exercisable as of March 15, 1998, or that will become exercisable within 60 days after March 15. These shares are shown in the following table:

OUTSIDE DIRECTORS  NUMBER OF SHARES  EXECUTIVE OFFICERS   NUMBER OF SHARES
--------------------------------------------------------------------------
  Mr. Callen                  2,000  Mr. Lassiter                  536,668
  Dr. Caporali                2,000  Mr. Boyle                      10,000
  Mr. Dulude                  2,000  Mr.Genader                    214,854
  Mr. Gregory                 2,000  Mr.Bivona                     157,983
  Mr. O'Neil                  2,000  Mr.Salzano                    139,334
                                     Mr. Gross                      90,667
--------------------------------------------------------------------------

          The number of shares shown for each executive officer also includes the number of shares of Ambac common stock owned indirectly as of March 15, 1998 by these executive officers in our Savings Incentive Plan. Our information is based on reports from the Plan Trustee.

          The number of shares shown above for Messrs. Lassiter, Genader, Bivona, and Gross also includes the following vested restricted stock units that were awarded under the 1991 Stock Incentive Plan or the 1997 Equity Plan, as the case may be: Mr. Lassiter - 219,112 RSUs; Mr. Genader - 76,382 RSUs; Mr. Bivona - 32,697 RSUs; and Mr. Gross -16,369 RSUs.

     (4) This column shows 3,000 restricted stock units that were granted to each of Messrs. Callen, Dulude, Gregory, and O'Neil at the 1997 Annual Meeting on May 14, 1997. These RSUs will generally vest on the date of the Annual Meeting held in the fifth calendar year following the date of grant. At that time, each of these directors will receive one share of Ambac common stock in settlement of each restricted stock unit. For more information on these restricted stock units, see below at page ___ under "How We Compensate Directors."

     (5) Under Ambac's Deferred Compensation Plan, directors may defer their cash compensation and senior officers may defer their cash bonus. If a director or senior officer has elected to defer cash compensation into PSUs, these PSUs are shown in this column. For more information on the Deferred Compensation Plan, see below at page ____ under "How We Compensate Directors."


       The Chief Executive Officer has established stock ownership guidelines for Ambac's senior officers. This program sets certain stock ownership levels for senior officers to further align their interests with our stockholders. The guidelines provide for a maximum target that ranges from three to five times the senior officer's base salary (based on the market value of Ambac common stock) or, if less, a fixed number of shares that ranges from 20,000 to 100,000 shares.



DID DIRECTORS, EXECUTIVE OFFICERS AND GREATER-THAN-10% STOCKHOLDERS COMPLY WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING IN 1997?



       Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers, and greater-than-10% stockholders file reports with the SEC and the New York Stock Exchange on their initial beneficial ownership of Ambac common stock and any subsequent changes. They must also provide us with copies of the reports.

       We are required to tell you in the Proxy Statement if we know about any failure to report as required. We reviewed copies of all reports furnished to us and obtained written representations that no other reports were required. Based on this, we believe that all of these reporting persons complied with their filing requirements for 1997.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS



THE BOARD OF DIRECTORS


       The Board of Directors oversees the business and affairs of Ambac and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chairman, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

       The Board met five times during 1997. The committees of the Board met six times. Overall attendance at Board and committee meetings was 92%. Attendance was at least 87% or more for each director, except for Dr. Caporali whose attendance was 73%.

       Each of our directors also serves as a director of our principal operating subsidiary, Ambac Assurance Corporation, a leading triple-A rated financial guaranty insurance company.



THE COMMITTEES OF THE BOARD


       The Board has two permanent committees: the Audit Committee and the Compensation and Organization Committee. None of the directors who serve as members of either permanent committee is, or has ever been, an employee of Ambac or our subsidiaries.

       There is no nominating committee or any committee that recommends qualified candidates to the Board for election as directors. The entire Board performs these duties. In addition, our By-laws provide a procedure for you to recommend candidates for director at an annual meeting. For more information, see below at page ____ under "Information About Stockholder Proposals."


     THE AUDIT      The Audit Committee recommends the selection of the
     COMMITTEE      independent auditors to the Board, approves the scope of the annual audit by the independent auditors and our internal auditors, reviews audit findings and accounting policies and oversees compliance with Ambac's Code of Business Conduct.
                    The Committee meets privately, outside the presence of Ambac management, with both the independent auditors and the internal auditors.

                    The Committee met three times during 1997.

                    Messrs. Callen, Dulude, Gregory, O'Neil and Dr. Caporali currently serve as members of the Committee. Mr. O'Neil serves as Chairman of the Committee.



  THE COMPENSATIIN The Compensation and Organization Committee establishes AND ORGANIZATION and approves all elements of compensation for the
  COMMITTEE         executive

                    officers. Each year, as the SEC requires, the Committee reports to you on executive compensation. The Committee's Report on Executive Compensation for 1997 is printed below at pages ____ to ____.



                    The Committee administers Ambac's 1991 and 1997 equity plans and has sole authority for awards under the plans. The Committee evaluates existing and proposed employee benefit plans and may propose plan changes to the Board. The Committee also administers the 1997 Executive Incentive Plan and Ambac's Deferred Compensation Plan for Outside Directors and Eligible Senior Officers.

                    The Committee met three times during 1997.



                    Messrs. Callen, Dulude, O'Neil and Dr. Caporali currently serve as members of the Committee. Mr. Dulude serves as Chairman of the Committee.



HOW WE COMPENSATE DIRECTORS




  ANNUAL            We compensate directors who are not employees of Ambac or
  CASH FEE          our subsidiaries with an annual cash fee of $20,000 per
                    year.



  ANNUAL STOCK      We also grant each non-employee director 2,000 stock options
  OPTION AWARD      on the date of each annual meeting. (The Board adjusted the number of stock options awarded from 1000 to 2000 to reflect
                    Ambac's two-for-one stock split which was effected in September 1997.) These options will generally vest on the date of the first annual meeting following the date of the grant and expire on the date of the annual meeting held in the seventh calendar year following the date of the grant.








  AWARD OF          We grant each non-employee director 2,000 restricted stock
  RESTRICTED        units at the annual meeting at which the director is first
  STOCK UNITS       elected to the Board. (The Board adjusted the number of RSUs
  EVERY FIVE        from 1500 to 2000 to take into account Ambac's two-for-one
  YEARS             stock split, which was effected in September 1997.) These
                    RSUs will generally vest on the date of the annual meeting held in the fifth year following the date of grant and will be settled by the delivery of one share of Ambac common stock for each unit. If the director remains on the Board after the first 2,000 RSUs vest, we will award the director an additional 2,000 RSUs, subject to similar vesting conditions and restrictions on transfer.

  MEETING FEES      We also each pay non-employee director a meeting fee of:

                    . $750 for attendance at each meeting of stockholders and
                      each Board meeting;

                    . $500 for attendance at each committee meeting held at the same time as a stockholder or Board meeting; and

                    . $750 for attendance at each committee meeting not held at the same time as a stockholder or Board meeting.

  FEE FOR CHAIRING  We pay an annual fee of $1,500 to each non-employee
  A COMMITTEE       director who chairs a committee.



   EXPENSES AND     We reimburse all directors fro travel and other related non-
   BENEFITS         employee incurred in attending stockholder, Board
                    and committee meetings. We also provide non-employee directors with life and health insurance benefits and allow them to participate in our Matching Gift Program, where
                    Ambac will match gifts by directors to qualified organizations.

  DIRECTORS WHO     We do not compensate our employees or employees of our
  ARE AMBAC         subsidiaries for service as a director. We do, however,
  EMPLOYEES         reimburse them for travel and other related expenses.



  THE DEFERRED      Under our Deferred Compensation Plan, non-employee
  COMPENSATION      directors may elect to defer all or part of their director
  PLAN              compensation that is paid in cash. At the director's
                    election, we credit deferrals to a bookkeeping account maintained on the director's behalf either as a cash credit
                    (which we periodically credit with interest) or as a phantom stock unit ("PSU") based on the market value of Ambac common stock (on which we quarterly pay dividend equivalents in additional PSUs). We do not fund the Deferred Compensation
                    Plan. We settle accounts only in cash.

  SERVICE ON THE    Although Ambac Assurance does not pay its non-employee
  AMBAC ASSURANCE   directors an annual fee for serving on its Board of
  BOARD             Directors, it does pay them meeting fees (in the same
                    amounts as we do for the Ambac Board) and reimburses all directors for expenses.

THE EXECUTIVE OFFICERS


  These are the biographies of Ambac's current executive officers, except for Mr. Lassiter, the Chief Executive Officer, whose biography is included below at page ____ under Proposal 1, "Elect Six Directors."

  The Board elects the executive officers for a term of one year (or until their successors are chosen and qualified) at its organizational meeting each year. The organizational meeting is the first Board meeting following the annual meeting of stockholders.



DAVID L. BOYLE    VICE CHAIRMAN -- MUNICIPAL FINANCIAL SERVICES GROUP. Mr. Boyle
Age 51            was named Vice Chairman -- Municipal Financial Services Group in January 1998. The Municipal Financial Services Group encompasses the Public Finance Division, management of Ambac
                  Assurance's investment portfolio, asset and liability management services, investment advisory and fund administration services, electronic commerce services and marketing. Mr. Boyle joined Ambac and Ambac Assurance in March
                  1997 as Senior Vice President --Financial Management Services
                  Division. He became an Executive Vice President in July 1997.
                  Mr. Boyle joined Ambac from Citibank, where he held various corporate banking positions over a 22-year career. His last position at Citibank was as Managing Director for Cross-Border
                  Custody Services


ROBERT J. GENADER VICE CHAIRMAN --SPECIALIZED FINANCE GROUP. Mr. Genader was
Age 51 named Vice Chairman -- Specialized Finance Group in January 1998. The Specialized Finance Group encompasses financial guarantee insurance for structured and asset-backed securities in the United States and abroad. Mr. Genader is also a director of Ambac Assurance (since 1992). Mr. Genader served as an Executive Vice President of Ambac (from 1991 to January
                  1998) and Ambac Assurance (from 1986 to January 1998). He joined Ambac Assurance from Citibank in 1986.

FRANK J. BIVONA   EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND
Age 42            TREASURER. Mr. Bivona was named Executive Vice President,
                  Chief Financial Officer and Treasurer in January 1998. Mr.
                  Bivona served as Senior Vice President, Chief Financial
                  Officer and Treasurer of Ambac (from 1993 to January 1998) and
                  Ambac Assurance (from 1987 to January 1998). In addition to his position as Ambac's chief financial officer, Mr. Bivona has executive responsibility for technology, reinsurance and investor and public relations. Mr. Bivona joined Ambac
                  Assurance from Citibank in 1986.

JOSEPH V. SALZANO EXECUTIVE VICE PRESIDENT -- PUBLIC FINANCE DIVISION. Mr.
Age 41 Salzano has been Executive Vice President -- Public Finance Division since 1995. The Public Finance Division encompasses financial guarantee insurance for states, municipalities and other public entities. Mr. Salzano was First Vice President, Associate General Counsel and Head of Legal Underwriting of Ambac Assurance (from 1989 to 1995). He became a Senior Vice President in 1995. Mr. Salzano joined Ambac Assurance from the New York law firm of Hawkins, Delafield & Wood in 1987.


RICHARD B. GROSS  SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY. Mr.
Age 50 Gross has been Senior Vice President, General Counsel and Secretary of Ambac and a Senior Vice President of Ambac Assurance since 1991. In addition to his position as Ambac's chief legal officer, Mr. Gross has executive responsibility for human resources, internal audit and corporate administration. Mr. Gross joined Ambac from Citibank in 1991. His last position at Citibank was as Senior Vice President and General Counsel, and a director of Citicorp Insurance Group, Inc.

HOW WE COMPENSATE EXECUTIVE OFFICERS



          The tables on pages ____ through ____ show salaries, bonuses and other compensation paid during the last three years, options granted in 1997, options exercised in 1997 and option values as of year-end 1997 for the Chief Executive Officer and our next four most highly compensated executive officers. We have adjusted all share and option amounts to reflect Ambac's two-for-one stock split in September 1997. Mr. Boyle did not become an executive officer until he joined Ambac in March 1997.



                           SUMMARY COMPENSATION TABLE




                                                                                                                    ALL OTHER
                                                 ANNUAL COMPENSATION                LONG-TERM                     COMPENSATION
                                                                               COMPENSATION AWARDS                   ($)(3)
NAME AND PRINCIPAL                YEAR        -------------------------------------------------------------------------------
   POSITION                                      SALARY($)(1)   BONUS($)       RESTRICTED STOCK      SECURITIES
                                                                               UNITS ($)(2)          UNDERLYING
                                                                                                     OPTIONS(#)
-----------------------------------------------------------------------------------------------------------------------------
PHILLIP B. LASSITER               1997             $530,000        $660,000              0            100,000        $47,534
                                  1996              530,000         425,000       $200,000             80,000         47,700
   Chairman, President            1995              500,000         400,000              0            130,000         45,000
   and Chief Executive
   Officer

DAVID L. BOYLE                    1997              197,308         275,000              0             30,000              0
   Vice Chairman --
   Municipal Financial
   Services Group

ROBERT J. GENADER                 1997              275,000         400,000              0             60,000         24,664
   Vice Chairman --               1996              275,000         340,000              0             50,000         24,750
   Specialized Finance            1995              260,000         260,000              0             30,000         23,400
   Group

FRANK J. BIVONA                   1997              225,000         220,000              0             36,000         20,179
   Executive Vice                 1996              225,000         170,000              0             30,000         20,250
   President, Chief               1995              210,000         130,000              0             46,000         18,900
   Financial Officer
   and Treasurer

JOSEPH V. SALZANO                 1997              215,000         200,000              0             10,000         19,283
   Executive Vice                 1996              215,000         200,000              0            108,000         19,350
   President                      1995              189,077         140,000              0             38,000         17,017


-----------------------------------------------------------------------------------------------------------------------------

     (1) As we noted above, Mr. Boyle did not join Ambac until March 1997. The information in the Summary Compensation Table only shows compensation we actually paid. Mr. Boyle's annualized salary was $270,000 for the year. Mr. Salzano did not become an executive officer until June 1995.

     (2) The Compensation and Organization Committee determines what portion of an executive's annual cash bonus, if any, should to be paid in restricted stock units ("RSUS"). As dividends are paid on the common stock, dividend equivalents are accrued on the RSUs as additional RSUs and vest according to the same schedule. For 1996, the Committee determined that Mr. Lassiter's bonus would be paid partly in cash and partly in RSUs. The RSUs granted to Mr. Lassiter for 1996 vested on January 28, 1998.


          The total number of RSUs held by the named executive officers as of December 31, 1997, and the total value of these RSUs (based on the $46.00 per share New York Stock Exchange closing price of the common stock on Thursday, December 31, 1997), were as follows: Mr. Lassiter-- 44,966 RSUs ($2,068,436); and Mr. Genader--3,250 RSUs ($149,500).

     (3) The amounts which are in the column called "ALL OTHER COMPENSATION" include the following amounts that we contributed to our Savings Incentive Plan (the "SIP") on behalf of the named officers:



                              1997            1996            1995
                            -------         --------        -------

Mr. Lassiter                $14,350         13,500          $13,043


Mr. Boyle                         0             --               --

Mr. Genader                  12,922         12,322           12,270

Mr. Bivona                   13,700         13,100           13,378

Mr. Salzano                  14,350         13,500           13,620


We credit amounts that we are precluded from contributing to the SIP because of limitations under the Internal Revenue Code to accounts that we maintain under Ambac's Nonqualified Savings Plan. The amounts which are in the column called "ALL OTHER COMPENSATION" also include the following amounts that we credited to the Nonqualified Savings Plan on behalf of the named officers:


                             1997            1996             1995
                           -------         -------          --------
Mr. Lassiter               $33,184         $34,200          $31,957


Mr. Boyle                        0              --               --


Mr. Genader                 11,742          12,428           11,130


Mr. Bivona                   6,479           7,150            5,522


Mr. Salzano                   4,933          5,850            3,397




                             OPTION GRANTS IN 1997




                                                   INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------------------
                         NUMBER OF
                        SECURITIES          PERCENT OF TOTAL
                         UNDERLYING             OPTIONS                                               GRANT DATE
                          OPTIONS               GRANTED           EXERCISE          EXPIRATION         PRESENT
NAME                    GRANTED(#)(1)    TO EMPLOYEES IN 1997   PRICE($/SH)(2)         DATE          VALUE($)(3)
--------------------------------------------------------------------------------------------------------------------

Phillip B. Lassiter        100,000               11.77%         $33.2813             1/28/04           $980,000

David L. Boyle              30,000                3.53           32.1250             4/29/04            283,500

Robert J. Genader           60,000                7.06           33.2813             1/28/04            588,000

Frank J. Bivona             36,000                4.24           33.2813             1/28/04            352,800

Joseph V. Salzano           10,000                1.18           33.2813             1/28/04             98,000


--------------------------------------------------------------------------------------------------------------------

     (1) For 1997, except for Mr. Boyle, all options awarded to the named executive officers by the Compensation and Organization Committee were long-term incentive awards granted on January 28, 1997. The Committee awarded Mr. Boyle a long-term incentive award on April 30, 1997, shortly after he joined Ambac.

          Each executive officer's options will vest in three equal installments (on the first, second and third anniversaries of the date of grant). Like all options granted in 1997, vesting is accelerated upon death or permanent disability. Generally, all of the executive officers' options will expire seven years from the date of grant or earlier if employment terminates. We have adjusted all options awarded to reflect Ambac's two-for-one stock split in September 1997.



     (2) The exercise price per share is the fair market value of the common stock on the date of grant. We determine this by calculating the average of the high and low price of the Ambac common stock on the New York Stock Exchange on the date of grant. We have adjusted all share prices to reflect Ambac's two-for-one stock split in September 1997.



     (3) We calculated these values by using the Black-Scholes stock option pricing model as follows:


          FOR THE JANUARY GRANTS. The model, as we applied it, uses
          the grant date of January 28, 1997 and the fair market value on that date of $33.2813 per share as we discussed above. The model also assumes (a) a risk-free rate of return of 6.42 % (which was the yield on a U.S. Treasury Strip zero coupon bond with a maturity that approximates the term of the option), (b) a stock price volatility of 19.41% (calculated using month-end closing prices of the Ambac common stock on the New York Stock Exchange for the period beginning with
          January 31, 1993 and ending as   of the end of the month preceding the
          grant date), (c) a constant dividend yield of 1.08% based on the quarterly cash dividend rate of 9 cents per share on the Ambac common stock, and (d) an exercise date, on average, of 5.5 years after grant.


          FOR THE APRIL GRANT. The model, as we applied it, uses the grant date of April 29, 1997 and the fair market value on that date of $32.125 per share as we discussed above. The model also assumes (a) a risk-free rate of return of 6.58 % (which was the yield on a U.S. Treasury Strip zero coupon bond with a maturity that approximates the term of the option), (b) a stock price volatility of 18.95% (calculated using month-end closing prices of the Ambac common stock on the New York Stock Exchange for the period beginning with January
          31, 1993 and ending as   of the end of the month preceding the grant
          date), (c) a constant dividend yield of 1.12% based on the quarterly cash dividend rate of 9 cents per share on the Ambac common stock, and
          (d) an exercise date, on average, of 5.5 years after grant.



          WE DID NOT ADJUST THE MODEL FOR NON-TRANSFERABILITY, RISK OF FORFEITURE, OR VESTING RESTRICTIONS. THE ACTUAL VALUE (IF ANY) AN EXECUTIVE OFFICER RECEIVES FROM A STOCK OPTION WILL DEPEND UPON THE AMOUNT BY WHICH THE MARKET PRICE OF THE AMBAC COMMON STOCK EXCEEDS THE EXERCISE PRICE OF THE OPTION ON THE DATE OF EXERCISE. THERE CAN BE NO ASSURANCE THAT THE AMOUNT STATED AS "GRANT DATE PRESENT VALUE" WILL ACTUALLY BE REALIZED.

                      AGGREGATED OPTION EXERCISES IN 1997
                     AND OPTION VALUES AS OF YEAR-END 1997



NAME                                  VALUE REALIZED($)       NUMBER OF SECURITIES UNDERLYING                 VALUE OF UNEXERCISED
               SHARES ACQUIRED ON                          UNEXERCISED OPTIONS HELD AT DECEMBER 31,   IN-THE-MONEY OPTIONS HELD AT
                EXERCISE(#)(1)                                        1997(#)(1)                        DECEMBER  31, 1997($)(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                          EXERCISABLE  UNEXERCISABLE                     EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------------------
Phillip B. Lassiter   94,250            $1,782,962         711,667      218,333                          $21,812,134   $ 4,030,681

David L. Boyle            --                   --              -0-       30,000                                  -0-       416,250

Robert J. Genader     24,700               440,117         265,667      108,333                            7,255,512     1,824,124

Frank J. Bivona        2,320                45,730         161,000       79,000                            4,479,153     1,461,527

Joseph V. Salzano         --                    --          93,000      107,000                            2,322,653     2,266,901

-----------------------------------------------------------------------------------------------------------------------------------

     (1) We have adjusted all shares to reflect Ambac's two-for-one stock split in September 1997.

     (2) This valuation represents the difference between $46.00, the closing price of the Ambac common stock on the New York Stock Exchange on Tuesday, December 31, 1997, and the exercise price of the stock options. "In-the-money" stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date.


                                THE PENSION PLAN

         Ambac's Pension Plan is a defined benefit pension plan intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.


         . In general, officers and employees of Ambac and its subsidiaries (except Ambac Connect, Inc., Cadre Financial Services, Inc. and Cadre Securities, Inc.) become participants in the Pension Plan after one year of service. All executive officers participate in the Pension Plan. Non-employee directors of Ambac and our subsidiaries are not eligible to participate in the Pension Plan.


         . Benefits under the Pension Plan vest after five years. Upon normal retirement at age 65, a retired employee receives an annual pension from the Pension Plan, subject to a statutory limit. The Pension Plan also contains provisions for early retirement and survivor benefits.



       The table below illustrates the annual pension benefits payable to executive officers under the Pension Plan. The table also reflects the excess and supplemental benefit plans that we have established to provide retirement benefits over Internal Revenue Code limitations. We calculated the benefits before offsetting (a) an employee's primary Social Security benefit and (b) benefits payable under the retirement plan of Citibank, N.A., Ambac's former parent company (the "Citibank Plan"). Since benefits shown in the table reflect a straight life form of annuity benefit, if payment is made in the form of a joint and survivor annuity, the annual amounts of benefit could be substantially below those illustrated.


--------------------------------------------------------------------------
                               YEARS OF SERVICE
--------------------------------------------------------------------------
AVERAGE
COVERED           10        15        20        25        30        35
COMPENSATION
--------------------------------------------------------------------------
$100,000         $20,000   $27,000   $32,000   $37,000   $42,000   $47,000

200,000           40,000    54,000    64,000    74,000    84,000    94,000

500,000           100,000  135,000    160,000  185,000   210,000   235,000

1,000,000         200,000  270,000    320,000  370,000   420,000   470,000

1,500,000         300,000  405,000    480,000  555,000   630,000   705,000
--------------------------------------------------------------------------

       SERVICE      For service on or after January 1, 1992, the annual
       FROM 1992    retirement benefit is equal to 1% (without an offset for any
                    Social Security benefits) of an employee's Average
                    Compensation (as described in the next sentence) multiplied by the employee's years of credited service. "Average
                    Compensation" is defined, generally, as average annual base salary (which, in the case of executive officers identified in the Summary Compensation Table, is the amount shown under the column called "Salary") for the five highest paid years of the ten years of employment preceding retirement.



     SERVICE        For service prior to January 1, 1992, the annual retirement
     BEFORE 1992    benefit is equal to 2% (with an offset for Social Security benefits) of an employee's Average Compensation (determined as if the employee retired on December 31, 1991) multiplied by years of credited service up to 30.



    YEARS OF SERVICE  The years of credited service under the Pension Plan
                    (including credit for years of past service under the Citibank Plan) as of December 31, 1997 for executive officers named in the Summary Compensation Table were as follows: Mr. Lassiter--28 years, Mr. Boyle--1 year, Mr. Genader--23 years, Mr. Bivona--20 years and Mr. Salzano--11 years.


                    The benefits payable under the Pension Plan to employees who receive credit for years of past service under the Citibank Plan will be reduced by the amount of any benefits payable under the Citibank Plan.



                    In view of the change in the formula for determining benefits under the Pension Plan that became effective as of January 1, 1992 (the "Transition Date"), we prepared the above table assuming twelve years of credited service prior to the Transition Date. Twelve years is the approximate average period of credited service under the Pension Plan (including, where applicable, years of credited service under the Citibank Plan) as of the Transition Date for the executive officers named in the Summary Compensation Table. We further assumed that periods of credited service in excess of twelve years were rendered after the Transition Date.

               EMPLOYMENT AGREEMENT WITH CHIEF EXECUTIVE OFFICER



          Ambac's employment agreement with Mr. Lassiter provides that he shall serve as the Chairman and Chief Executive Officer and a director. The agreement has a rolling two-year term until Ambac or Mr. Lassiter terminates it. Mr. Lassiter is to receive base salary at a rate of not less than his current rate and participate in bonus arrangements under which he is eligible to earn an annual bonus based on Ambac's achieving certain performance goals to be established by the Board.

          Mr. Lassiter has a supplemental pension benefit that will be based on the benefit formula of the Pension Plan that was in effect until the end of 1991. But the formula will take into account his bonus compensation (including that portion of his bonus paid in RSUs) and will be determined without giving effect to provisions of the Internal Revenue Code that limit the amount of compensation that may be taken into account in calculating benefits and the amount of annual benefits that may be paid. Mr. Lassiter's supplemental pension benefit will be reduced, however, to take account of enhancements in Ambac's contributions to the Savings Incentive Plan ("SIP") that we introduced in 1992.

          If Mr. Lassiter's employment is terminated other than for "Cause" (as we define it below), or if he resigns for "Good Reason" (as we define it below), Mr. Lassiter will:

          . continue to receive, for the remainder of the term, compensation at an annualized rate equal to the sum of his base annual salary and target bonus at the time of termination;


          . be fully vested in all awards under the 1991 Stock Incentive Plan and the Ambac 1997 Equity Plan;


          . receive a lump-sum payment equal to the amount that we would have contributed to his account under the SIP and any nonqualified plan we maintained during the two years following termination;


          . be credited with an additional two years of service under the Pension Plan; and


          . continue to participate in all Ambac medical and other welfare plans for a limited time following termination.


          All stock options and other awards under the 1997 Equity Plan that are made to Mr. Lassiter after January 1, 1998 will vest in full upon the occurrence of a "Change in Control"(as we define it below), whether or not his employment is subsequently terminated. In addition, if Mr. Lassiter's employment terminates following a Change in Control, his severance amount would be calculated and paid in the same manner as we describe below under "Management Retention Agreements with Executive Officers." Mr. Lassiter also would be entitled to the "gross up" payment also described in that section.

          Mr. Lassiter will be subject to certain restrictions under an agreement prohibiting him from engaging in competition with Ambac or any of our subsidiaries (except that these restrictions will not apply following a Change in Control) and from divulging any confidential or proprietary information he obtained while he was our employee.

            MANAGEMENT RETENTION AGREEMENTS WITH EXECUTIVE OFFICERS

          We have entered into management retention agreements with each of our executive officers, including the executives (other than Mr. Lassiter) named in the Summary Compensation Table. If there is a "Change in Control" (as we define it below) and, within three years of the Change in Control, the executive's employment is terminated by Ambac or its successor other than for "Cause" (as we define it below), or if the executive resigns for "Good Reason" (as we define it below), the executive will:

          . receive cash payments equal to two times the sum of (a) the executive's highest annual base salary and (b) the product of the executive's highest bonus percentage (as a percentage of base salary) times his highest base salary;


          . be fully vested in all stock options and other awards under the 1991
            Stock Incentive Plan and the Ambac 1997 Equity Plan;


          . receive a lump-sum payment equal to the amount that we would have contributed to the executive's account under the SIP and any nonqualified plan we maintained during the two years following termination;


          . be credited with an additional two years of service under the Pension Plan; and


          . continue to participate in Ambac's medical and other welfare benefits programs for a limited time following termination.


          All stock options and other awards under the 1997 Equity Plan that are made after January 1, 1998 will vest in full upon the occurrence of a Change in Control, whether or not the executive's employment is subsequently terminated.

          The agreements also provide for a "gross up" payment in an amount that is intended to make the executive whole, on an after-tax basis for any excise tax (but not any other tax) imposed on the payments and benefits described above.



                                  DEFINITIONS



          The following definitions are used in the agreements described above:


          . A "CHANGE IN CONTROL" generally includes (a) the acquisition by an individual, entity or group ("PERSON") of beneficial ownership of 20% or more of the common stock then outstanding, except for acquisitions by Ambac and its affiliates or any employee benefit plan that they sponsor and certain acquisitions by persons who owned at least 15% of the outstanding shares of common stock on January 31, 1996, (b) the individuals who, as of January 29, 1997, constitute the Board, and subsequently elected members of the Board whose election is approved or recommended by at least a majority of these members or their successors whose election was so approved or recommended, cease for any reason to constitute at least a majority of the Board, or (c) our stockholders approve a merger or similar business combination, or a sale of all or substantially all of Ambac's assets, unless the Ambac stockholders immediately prior to the completion of the transaction will continue to own at least 70% of outstanding shares and voting power of the corporation that results from the transaction.


          . "CAUSE" for an executive's termination generally includes: (a) the willful commission of acts that are dishonest and demonstrably and materially injurious to Ambac, monetarily or otherwise; (b) the conviction of certain felonies; or (c) a material breach of any of the executive's agreements concerning confidentiality and proprietary information. An executive's termination will not be considered to have been for Cause unless at least three-quarters of the members of the Board adopt a resolution finding that the executive has engaged in conduct that constitutes Cause as defined in the agreement.


          . An executive will generally have "GOOD REASON" to terminate his employment if (a) there is substantial adverse change in the executive's duties or responsibilities, (b) the executive is required to relocate more than 25 miles, or (c) Ambac fails to honor its obligations under the agreement. During a 30-day period following the first anniversary of a Change in Control, however, a resignation by the executive for any reason will be considered a termination for Good Reason.



                   ARRANGEMENTS WITH NAMED EXECUTIVE OFFICER



          In connection with our hiring of Mr. Boyle in March 1997, we entered into a letter agreement to provide him with a minimum guaranteed bonus of $100,000 for 1997. In fact, in January 1998, the Compensation and Organization Committee awarded Mr. Boyle a $275,000 bonus (based on his performance during 1997) which exceeded his minimum guarantee. There are no guarantees for 1998 or later years.

          We also entered into a supplemental pension agreement with Mr. Boyle. This supplemental pension agreement generally gives him two years of service credit for every one year of service with Ambac (for his first five years of service with Ambac) for up to ten years. However, this agreement is only effective if Mr. Boyle stays with Ambac for five years.

REPORT ON EXECUTIVE COMPENSATION FOR 1997 BY
THE COMPENSATION AND ORGANIZATION COMMITTEE



          The Compensation and Organization Committee of the Board administers Ambac's executive compensation program. The members of the Committee are independent non-employee, non-affiliated directors. The Committee has furnished the following report on executive compensation for 1997:



                       EXECUTIVE COMPENSATION PHILOSOPHY



          The Committee has designed Ambac's executive compensation program to support what we believe to be an appropriate relationship between executive pay and the creation of stockholder value. To emphasize equity incentives, we link a significant portion of executive compensation to the market performance of Ambac common stock. The objectives of our program are:


          . To support a pay-for-performance policy that differentiates bonus amounts among all executives based on both their individual performance and the performance of Ambac;


          . To align the interests of executives with the long-term interests of stockholders through awards whose value over time depends upon the market value of Ambac's common stock;


          . To provide compensation comparable to that offered by other leading companies in our industry, enabling Ambac to compete for and retain talented executives who are critical to our long-term success; and


          . To motivate key executives to achieve strategic business initiatives and to reward them for their achievement.



          We compensate our executives through base salary, bonus paid in cash (or a combination of cash and restricted stock units), and long-term incentive awards (in the form of stock options).

          We also provide our executives with employee benefits, such as retirement and health benefits, and a voluntary deferred compensation arrangement, similar to those typically offered to executives by the corporations with which we compete for talent. Ambac has also entered into management retention agreements with our executive officers to provide for certain payments and other benefits if they are terminated following a change in control of Ambac. (These agreements, and the employment agreement with Ambac's Chief Executive Officer, which includes comparable change in control provisions, are discussed elsewhere in the Proxy Statement.)

                             BASE SALARIES FOR 1997


          GENERAL. The Committee annually reviews the base salaries of our executives to determine if adjustments are appropriate to ensure that their salaries are competitive and that they reflect the executive's increased responsibilities as Ambac grows.

          In conducting our review for 1997, the Committee considered comparative data prepared by both Ambac's senior human resources officer and by Frederic W. Cook & Co., Inc., the Committee's outside consultant for executive compensation. The comparison group we chose for compensation purposes (the "COMPARISON GROUP") consisted of companies in the financial guarantee insurance industry and some, but not all, of the other insurance companies that are included in the Investor's Business Daily Insurance Multi-Line Index. We use that index in the performance graph that follows this Report in the Proxy Statement. We obtained data for the Comparison Group from a number of sources, including proxy statements, public information available from regulatory agencies and surveys by consulting firms. We used this comparative data as a benchmark in reaching our own determination of what were appropriate salary levels for our executives. For executives other than the Chief Executive Officer, we also considered the recommendations of Mr. Lassiter, Ambac's Chairman, President and Chief Executive Officer.



          BASE SALARIES OF THE EXECUTIVES. Although data for the Comparison Group supported an annual increase to base salaries for 1997, the Committee accepted Mr. Lassiter's recommendation to control expenses by keeping the base salaries for all Ambac executives at their 1996 levels. The Committee notes that the base salaries of our executives (excluding the Chief Executive Officer) were still generally at or below the median for salaries of executives in the Comparison Group.

          BASE SALARY OF THE CHIEF EXECUTIVE OFFICER. In light of the Committee's decision not to increase the base salaries of Ambac's executives, the Committee did not increase the base salary of Mr. Lassiter for 1997. Mr. Lassiter's base pay therefore remained at the 1996 level of $530,000. The Committee notes that Mr. Lassiter's base salary in 1997 was still in the top quarter for salaries of chief executive officers in the Comparison Group.




                          BONUS COMPENSATION FOR 1997




          General. The total amount of bonus compensation that the Committee paid to executives was based upon Ambac's success in the nine performance categories that are set out in Ambac's 1997 Executive Incentive Plan ("EIP"): return on equity; net income growth; total return to stockholders; expense management; risk management of the business portfolio; market share; industry leadership; new products; and organizational development.



       In January 1998, the Committee evaluated Ambac's performance during 1997 under each of these nine categories. We did not weight the categories but instead arrived at an overall "grade" for corporate performance. We determined Ambac's overall performance to be very good based on its particularly strong performance in the categories of return on equity, net income growth, total return to stockholders and risk management.

       BONUS COMPENSATION FOR THE EXECUTIVES. The Committee awarded bonus compensation for 1997 to each executive based on the executive's scope of responsibility, and the specific contributions made by the executive to Ambac's performance overall and to the performance within the executive's area of responsibility. We again considered the Chief Executive Officer's recommendations and also took into account the comparative data.

       BONUS COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER. The Committee determined that Mr. Lassiter had achieved the performance targets that the Committee had set for him under the EIP in January 1997. We awarded him a bonus of $660,000 for 1997.


                       LONG-TERM INCENTIVE AWARDS IN 1997



       We provide long-term incentive awards for executives by granting stock options under the 1991 Stock Incentive Plan, and its successor plan, the 1997 Equity Plan. The Committee believes that the granting of stock options helps align the interests of its top executives with stockholders because these executives receive value only if the market value of the common stock increases. To increase the importance of creating stockholder value over the shorter term, we again limited the term of the stock options to seven years. The size of the stock options awarded as long-term incentives in 1997 to executives (including the award to Mr. Lassiter) were in the top quarter of recent awards given by companies within the Comparison Group.



             LIMITS TO TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION



       Under Section 162(m) of the Internal Revenue Code, Ambac is generally precluded from deducting compensation in excess of $1 million per year for its Chief Executive Officer and any of its next four highest-paid executive officers, unless the payments are made under qualifying performance-based plans. We designed the EIP to enable us to make awards to our executive officers that will not be subject to this limitation on deductibility. The EIP was approved by the stockholders in May 1997.


       For 1997, the only executive officer who participated in the EIP was Mr. Lassiter. For 1998, we again selected Mr. Lassiter as the only executive officer to participate in the EIP.


       The Committee generally intends to pursue a strategy of maximizing the deductibility of the compensation paid to executives. This includes applying the EIP to executives whose compensation for a given year can reasonably be expected to exceed $1 million. This was the case in 1997. However, the Committee intends to retain the flexibility to take actions that we consider to be in the best interests of Ambac and our stockholders and which may be based on considerations in addition to tax deductibility.

                  THE COMPENSATION AND ORGANIZATION COMMITTEE



                               Richard Dulude, Chairman
                               Michael A. Callen
                               Renso L. Caporali
                               C. Roderick O'Neil

     March 9, 1998

PERFORMANCE GRAPH

          The graph below compares the five-year total return to stockholders (stock price appreciation plus reinvested dividends) for Ambac common stock with the comparable return of two indexes: the Standard & Poor's 500 Stock Index and the Investor's Business Daily Insurance Multi-Line Index.

          The graph assumes that you invested $100 in Ambac common stock and in each of the indexes on December 31, 1992, and that all dividends were reinvested. Points on the graph represent the performance as of the last business day of each of the years indicated, an index which is currently composed of insurance and financial services companies.



              COMPARISON OF FIVE-YEAR TOTAL RETURN TO STOCKHOLDERS




                             [GRAPH APPEARS HERE]




             12/31/92  12/31/93   12/31/94   12/31/95   12/31/96   12/31/97
-----------------------------------------------------------------------------
AMBAC         100.00   98.67       88.63      113.01     161.82     226.36

S&P 500
INDEX         100.00  110.06      111.52      153.39     188.59     251.49

IBD
INSURANCE
MULTILINE
INDEX         100.00   99.63       86.82      128.35     134.38     115.49

------------------------------------------------------------------------------


          If you had invested $100 in Ambac common stock on the date of our Initial Public Offering (July 18, 1991), your investment would have grown to $475.93 by the end of 1997. This compares with a $100 investment growing to only $ 297.42 in the S&P 500 Index and to $183.75 in the IBD Insurance Multi-line Index.

          For this computation, we assumed that all dividends were reinvested, just as we did for the five-year total return comparison above.

                DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD



PROPOSAL 1: ELECT SIX DIRECTORS


          The Board has nominated six directors for election at the Annual Meeting. Each nominee is currently serving as one of our directors. If you re-elect them, they will hold office until the next annual meeting or until their successors have been elected.

          As we noted above, each nominee also serves as a director of Ambac Assurance.

          We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting.



                                    NOMINEES





PHILLIP B. LASSITER  CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER (since
Age 54               1991) AND PRESIDENT (since 1992) OF AMBAC AND AMBAC
Director since       ASSURANCE. Mr. Lassiter joined Ambac in 1991 from Citibank,
1991                 where he was a member of the Policy Committee and Finance
                     Committee and served as Deputy Sector Head for Citibank's
                     North American investment and corporate banking activities.
                     Mr. Lassiter also serves as a director of Diebold Inc. and HCIA Inc.


MICHAEL A. CALLEN    PRESIDENT, AVALON ARGUS ASSOCIATES, LLC (financial
Age 57               consulting) SINCE APRIL 1996. Mr. Callen was Special
Director since       Advisor to the National Commercial Bank located in Jeddah
1991                 in the Kingdom of Saudi Arabia from April 1993 through
                     April 1996. He was an independent consultant from January
                     1992 until June 1993, and an Adjunct Professor at Columbia
                     University Business School during 1992. He was a director of Citicorp and Citibank and a Sector Executive for Citicorp from 1987 until January 1992. Mr. Callen also serves as a director of Intervest Corporation of New York and Intervest Bancshares Corporation




RENSO L. CAPORALI   SENIOR VICE PRESIDENT OF RAYTHEON COMPANY (electronics,
Age 65              aircraft, engineering and construction) SINCE APRIL 1995.
Director since       Dr. Caporali retired in June 1994 as Chairman and Chief
1995                 Executive Officer of Grumman Corporation (defense and
                     aerospace). He was Chairman and Chief Executive Officer of
                     Grumman Corporation from July 1990 until June 1994 and Vice
                     Chairman of Grumman Corporation from 1988 to July 1990. Dr.
                     Caporali also serves as a director of Long Island Lighting
                     Company.

RICHARD DULUDE      RETIRED IN APRIL 1993 AS VICE CHAIRMAN OF CORNING
Age 65              INCORPORATED (manufacturing). Mr. Dulude was Vice Chairman
Director since      of Corning Incorporated from November 1990 to April 1993 and
1992                Group President from 1983 until 1990. Mr. Dulude also serves as a director of Raychem Corporation, Landec Corporation and HCIA Inc.


W. GRANT GREGORY    CHAIRMAN OF GREGORY & HOENEMEYER, INC. (merchant banking
Age 57              firm) SINCE 1988. Mr. Gregory retired in 1987 as Chairman of
Director since      the Board of Touche Ross & Co. (accounting firm). Mr.
1991                Gregory also serves as a director of InaCom Corp., True
                    North Communications and HCIA Inc.


C. RODERICK O'NEIL  CHAIRMAN, O'NEIL ASSOCIATES (FORMERLY GREENSPAN O'NEIL
Age 67              ASSOCIATES) (investment and financial consulting firm) SINCE
Director since      1984. Mr. O'Neil also serves as a director of Fort Dearborn
1991                Income Securities, Inc., Beckman Instruments, Inc. and Cadre
                    Institutional Investors Trust.



   THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL SIX NOMINEES
                                 FOR DIRECTOR.




PROPOSAL 2:  APPROVE AMENDMENT TO THE CHARTER TO INCREASE THE NUMBER OF
          AUTHORIZED SHARES OF COMMON STOCK 100 TO 200 MILLION.



       We propose to amend Article IV of the Charter to increase the number of authorized shares of common stock from 100 million to 200 million.


          . Of the 100 million shares authorized for issuance under our Charter, there are only approximately _____ million shares unissued and unreserved. As of the record date, there were approximately _____ million shares issued and outstanding and approximately ____ million reserved for issuance under employee benefit plans.


          . Our proposed amendment increases the number of authorized shares of common stock by 100 million. The rights of additional authorized shares would be identical to shares now authorized. The Board has no present plans, agreements, commitments or understandings for the issuance or use of these proposed additional shares.


          . We believe that the proposed increase is in the best interests of Ambac and our stockholders. It is important for the Board to have the flexibility to act promptly to meet future business needs as they arise. Sufficient shares should be readily available to maintain our financing and capital raising flexibility, for stock splits and stock dividends, acquisitions and mergers, employee benefit plans and other proper business purposes.


          . By having additional shares readily available for issuance, the Board will be able to act expeditiously without spending the time and incurring the expense of soliciting proxies and holding special meetings of stockholders.



          . For example, today, if the Board determined that a stock split were advisable to enhance your liquidity or to achieve a more attractive market price for a broader spectrum of investors, the Board would not have sufficient authorized shares available to effect a split.


          . The Board may only issue additional shares of common stock without action on your part if the action is permissible under Delaware law and the rules of the stock exchange on which our common stock is listed.



          . For example, today, if the Board were to make a stock acquisition which resulted in an increase of 20% or more in the number of shares of Ambac common stock outstanding, New York Stock Exchange rules would require that we obtain your approval.


          . The authorization will not, in itself, have any effect on your rights as a stockholder. If the Board were to issue additional shares for other than a stock split or dividend, however, it could have a dilutive effect on Ambac's earnings per share and on your voting power in Ambac.


          . This proposal is not in response to any effort we know of to accumulate Ambac common stock or to obtain control of Ambac.



 THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100 TO 200 MILLION.




PROPOSAL 3:  RATIFY SELECTION OF INDEPENDENT AUDITORS FOR 1998



          We are asking you to ratify the Board's selection of KPMG Peat Marwick LLP, certified public accountants, as independent auditors for 1998. The Audit Committee recommended the selection of KPMG to the Board. KPMG has served as the independent auditors of Ambac Assurance since 1985 and of Ambac since our incorporation in 1991.

          A representative of KPMG will attend the Annual Meeting to answer your questions.

          We are submitting this proposal to you because the Board believes that such action follows sound corporate practice. If you do not ratify the selection of independent auditors, the Board will consider it a direction to consider selecting other auditors for next year.

     However, even if you ratify the selection, the Board may still appoint new independent auditors at any time during the year if it believes that such a change would be in the best interests of Ambac and our stockholders.




   THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF
            KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR 1998.




                    INFORMATION ABOUT STOCKHOLDER PROPOSALS



          If you wish to submit proposals to be included in our 1999 proxy statement, we must receive them on or before Friday, November 30, 1998. Please address your proposals to: RICHARD B. GROSS, SECRETARY, AMBAC FINANCIAL GROUP, INC., ONE STATE STREET PLAZA, NEW YORK, NEW YORK 10004.

          Under our By-laws, if you wish to nominate a director or bring other business before the stockholders:

          . You must notify the Secretary in writing not less than 60 days nor more than 90 days before the annual meeting.


          . If we give you less than 70 days' notice or prior public disclosure of the meeting date, however, you may notify us within 10 days after the notice was mailed or publicly disclosed.

          . Your notice must contain the specific information required in our By-laws.



          Please note that these requirements relate only to matters you wish to bring before your fellow stockholders at an annual meeting. They do not apply to proposals that you wish to have included in our proxy statement.

          If you would like a copy of our By-laws, we will send you one without charge. Please write to the Secretary of Ambac.



                                   By order of the Board of Directors,



                                  Richard B. Gross
                                  Senior Vice President, General Counsel
                                  and Secretary



     March 30, 1998

                                    AMBAC

                   ONE STATE STREET PLAZA, NEW YORK, NY 10004





                                                PRINTED ON RECYCLED PAPER [LOGO]

1998

PROXY


                            Ambac Financial Group, Inc.

          This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be Held on May 13, 1998


The undersigned hereby appoints Phillip B. Lassiter and Richard B. Gross, and each of them, proxies, with power of substitution, to vote all shares of Common Stock of Ambac Financial Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, May 13, 1998, at 11:30 a.m., local time, at Ambac's executive offices, One State Street Plaza, New York, New York, and at any adjournments of the Annual Meeting. The proxies have the authority to vote as directed on the reverse side of this card with the same effect as though the undersigned were present in person and voting. The proxies are further authorized in their discretion to vote upon such other business as may properly come before the Annual Meeting and any adjournments of the Annual Meeting. The undersigned revokes all proxies previously given to vote at the Annual Meeting.


PLEASE INDICATE ON THE REVERSE SIDE OF THIS PROXY CARD HOW YOU WISH YOUR SHARES TO BE VOTED. UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL VOTE "FOR" ALL OF THE PROPOSALS ON THE REVERSE SIDE OF THIS CARD. WE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD.



  (Important--Please sign and date this proxy on the reverse side of this card)

1998 PROXY

X Please mark your
  vote as in this example.


This proxy, when properly executed, will be voted as you direct. If you give no direction, we will vote your shares of Common Stock "FOR" all Proposals.

     [The Board of Directors recommends that you vote "FOR" all Proposals.]

1.      Elects Six Directors.

        The nominees are :      Phillip B. Lassiter, Michael A. Callen, Renso L.
                                Corporali, Richard Dulude, W. Grant Gregory and
                                C. Roderick O'Neil.


        FOR all nominees            WITHHOLD AUTHORITY
        (except as indicated        to vote for all
        below)                      nominees

        (To withhold authority to vote for any individual nominee, write that nominee's name below)



        ------------------------------------------------------------------------


2.      Approve Amendment to            FOR             AGAINST         ABSTAIN
        Charter to Increase Number
        of Authorized Shares of
        Common Stock from 100 to
        200 Million.

3.      Ratify Selection of KPMG        FOR             AGAINST         ABSTAIN
        Peat Marwick LLP as
        independent auditors for
        1998.


Signature ___________________________________________ Date _____________________


Signature ___________________________________________ Date _____________________

IMPORTANT: Please sign EXACTLY as your name(s) appears to the left. Joint owners should each sign. If you are signing as an executor, administrator, trustee, guardian, attorney or corporate officer, please give your full title.